UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     July 30, 2007 (July 26, 2007)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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                                 Amendment No. 1

This Amendment No. 1 amends the Current Report on form 8-K of Brown-Forman Corporation filed on July 27, 2007, relating to its regular quarterly dividend. This Amendment No. 1 amends the previous filing to correct a typographical error in Item 7.01 relating to the dividend amount. This Amendment No. 1 reflects the actual amount of the dividend, 30.25 cents per share, as stated in the accompanying press release attached to the previous filing as Exhibit 99.1.


Item 7.01.  Regulation FD Disclosure

On July 26, 2007, the Company isued a press release announcing that its Board of Directors approved a regular cash dividend of 30.25 cents per share on Class A and Class B Common Stock. Stockholders of record on September 4, 2007 will receive the cash dividend on October 1, 2007.

This information is furnished pursuant to this Item 7.01 (and the related information in Exhibit 99.1 of the July 27, 2007 Current Report on Form 8-K) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   July 30, 2007                      By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President and Assistant
                                                 Corporate Secretary